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Exhibit 10(c)

October 17, 2001

K2 INC.
4900 South Eastern Avenue
Los Angeles, California 90040
Attention: John J. Rangel
            Senior Vice President, Finance

    Re: Credit Agreement dated as of December 21, 1999, as amended

Ladies and Gentlemen:

    Reference is made to that certain Credit Agreement dated as of December 21, 1999 (the "Agreement") among K2 Inc. ("Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as the Administrative Agent, Issuing Lender and Swing Line Lender (collectively, the "Lender Parties"). Terms not defined herein have the meanings assigned to them in the Agreement.

    The Borrower has disclosed that Events of Default will occur under Section 7.14 (Leverage Ratio) and Section 7.15 (Interest Coverage Ratio) of the Agreement for the fiscal quarter ending September 30, 2001. The Borrower has requested a waiver of such Events of Default.

    Please be advised that the Lender Parties hereby waive such Events of Default under Sections 7.14 and 7.15 of the Agreement for the fiscal quarter ending September 30, 2001 only, subject to the following:

    1.  The waiver granted herein shall expire on November 15, 2001; provided, however, that this waiver shall terminate immediately upon (a) the occurrence of any Event of Default under and as defined in the Senior Note Agreements that is not waived pursuant to a waiver referred to in Paragraph 5 below, or the termination of any such waiver, (b) a breach of any of the terms of this letter, or (c) the occurrence of any other Default or Event of Default under the Agreement. Upon the termination or expiration of this waiver, the Events of Default waived hereby shall be deemed immediately reinstated, and the Lender Parties may thereafter exercise their rights and remedies under the Agreement with respect thereto without further notice.

    2.  Effective October 22, 2001, notwithstanding the definition of "Applicable Margin" in the Agreement, the Applicable Margins shall, for all purposes under the Agreement, be as follows:

Offshore Rate Loans and Financial Letters of Credit	2.50%
Performance Letters of Credit	1.25%
Commitment Fee	.50%

    3.  From and after October 22, 2001, Borrower shall request Extensions of Credit under the Agreement only in the ordinary course of business.

    4.  On November 15, 2001 Borrower shall pay a waiver fee to the Administrative Agent for the account of each Lender approving this waiver by the time set forth below equal to 5 basis points of such Lender's Commitment.

    5.  As a condition precedent to the effectiveness of this waiver, the Administrative Agent shall receive a written waiver of any Event of Default existing under and as defined in any Senior Note Agreement and of any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default thereunder for the fiscal quarter ending September 30, 2001 or otherwise on or prior to November 15, 2001. Such waiver shall be signed by the requisite number of purchasers to be effective thereunder, shall be effective at least until November 15, 2001 and shall be in form and substance satisfactory to the Administrative Agent.

    Borrower hereby represents and warrants to the Lender Parties that, after giving effect to this waiver, no Default or Event of Default shall exist under the Agreement.

    This waiver is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any right, power or privilege under the Agreement, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement; nor does it preclude other or further exercise hereof or the exercise of any other right, power or privilege, nor shall any waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Agreement, or constitute a waiver of any subsequent default of the same or of any other term or provision. This letter shall not be deemed to constitute a commitment by the Administrative Agent or any Lender to approve any future amendment to the Agreement or the terms thereof.

    If you consent to this waiver, please sign and fax a copy of this letter no later than 5:00 p.m. (Pacific time) on Friday, October 19, 2001 to the attention of Peter Fuad, Assistant General Counsel, at (213) 228-4994, followed by a signed hardcopy thereof by overnight mail to Peter Fuad at:

      Peter H. Fuad
      Assistant General Counsel
      Bank of America, N.A.
      Mail Code CA9-706-08-02
      555 South Flower Street, 8th Floor
      Los Angeles, CA 90071

    This waiver may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This waiver shall not be effective until signed by the Administrative Agent, the Requisite Lenders and the Borrower and consented to by the Subsidiary Guarantors.

Very truly yours,
BANK OF AMERICA, N.A., as Administrative Agent
By	Gina Meador Vice President

Agreed and Accepted:

Borrower:

K2 INC.

By	John J. Rangel Senior Vice President, Finance
Lenders:
BANK OF AMERICA, N.A., as Issuing Lender, a Lender and Swing Line Lender
By	Casey Cosgrove Vice President
BANK ONE, N.A.
By:
Title:
UNION BANK OF CALIFORNIA, N.A.
By:
Title:
COMERICA WEST INCORPORATED
By:
Title:

CONSENT OF SUBSIDIARY GUARANTORS

    The undersigned Subsidiary Guarantors, as party to the Master Subsidiary Guaranty dated as of December 21, 1999 (the "Master Subsidiary Guaranty"), hereby consent to the foregoing waiver dated as of even date herewith to Credit Agreement to which this consent is attached and confirm that the Master Subsidiary Guaranty remains in full force and effect after giving effect thereto and represent and warrant that there is no defense, counterclaim or offset of any type or nature under the Master Subsidiary Guaranty.

                      Subsidiary Guarantors:
                      SHAKESPEARE COMPANY
                      SITCA CORPORATION
                      K2 CORPORATION
                      KATIN, INC.
                      PLANET EARTH SKATEBOARDS, INC.
                      K-2 INTERNATIONAL, INC.
                      MORROW SNOWBOARDS INC.
                      SMCA, INC.
                      STEARNS INC.
                      K2 BIKE INC.
                      RIDE, INC.

By:
Name:
Title:

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  Exhibit 10(c)
CONSENT OF SUBSIDIARY GUARANTORS